UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  June 26, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                   Regulation FD Disclosure.

On June 26, 2015, ITT Educational Services, Inc. (the “Company”) submitted to the U.S. Department of Education (the “ED”) the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014, and the compliance audits for the fiscal year ended December 31, 2014 of its institutions’ administration of the federal student financial aid programs under Title IV of the Higher Education Act of 1965, as amended, in which they participate. As a result, these submissions were made prior to their due date of June 30, 2015.

The Company believes that, based on its 2014 fiscal year consolidated financial statements, its institutions’ composite score was 2.2 in 2014.  An institution’s composite score is a significant financial responsibility measurement of the ED, and must be at least 1.5 for the institution to be deemed financially responsible by the ED without the need for further oversight.  In addition, in the aggregate, the Company derived approximately 80% of its revenue in 2014 and 82% of its revenue in 2013 from Title IV programs under the ED’s 90/10 Rule calculation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title:   Executive Vice President,
                              ChiefAdministrative and Legal Officer